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                                                                    EXHIBIT g(5)

                        AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of September 9, 1998 by and between AIM Summit Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 7, 1998 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under
Section 17(f) of the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the terms and conditions of the custody of assets of the Fund held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract; pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 17 of the Contract are hereby amended, as of the effective date of this Amendment, by renumbering same as Article 5 through 18, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.   The Custodian as Foreign Custody Manager.

3.1. Definitions.

Capitalized terms in this Article 3 of the Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastucture (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising the "prevailing country risk", including the effects of foreign law on the safekeeping of Fund assets, the


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likelihood of expropriation, nationalization, freezing, or confiscation of the
Fund's assets and any reasonably foreseeable difficulties in repatriating the Fund's assets.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in
Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under
Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.3.  COUNTRIES COVERED.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to (a) the countries listed on Schedule A hereto as approved by the Board, which list of Board-approved countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager, and (b) the custody arrangements set forth on such Schedule A. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

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Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for such country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board as Foreign Custody Manager with respect to that country and to have accepted the delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each Board-approved country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4. SCOPE OF DELEGATED RESPONSIBILITIES.

     3.4.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.

Subject to the provisions of this Article 3, the Foreign Custody Manager of the Fund may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed as "approved" on Schedule A, as such Schedule is amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

     3.4.2.  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).



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     3.4.3. MONITORING.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian, selected by the Foreign Custody Manager, the Foreign Custody Manager shall maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board with information at least annually as to the factors used in such monitoring system. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall promptly transfer the Fund's Foreign Assets to another Eligible Foreign Custodian in the market and shall notify the Board in accordance with Section 3.7 hereunder.

3.5.  GUIDELINES OF THE EXERCISE OF DELEGATED AUTHORITY.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate.

Notwithstanding any provision of this Contract to the contrary, the Fund and the Custodian expressly acknowledge and agree that the Foreign Custody Manager, shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories, and that the determination by or on behalf of the Board to place the Foreign Assets in a particular country shall be deemed to include the determination to place such Foreign Assets eligible for any Mandatory Securities Depository with such Mandatory Securities Depository, whether the Mandatory Securities Depository exists at the time the Foreign Assets are acquired, or after the acquisition thereof.

3.6.  STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND.

In performing the responsibilities delegated to it, the Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.  REPORTING REQUIREMENTS.

The Foreign Custody Manager shall report at least quarterly on the Foreign Assets held with each Eligible Foreign Custodian and, in connection therewith if applicable, provide



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to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund defined in this Article 3 promptly after the occurrence of the material change.

3.8  REPRESENTATIONS WITH RESPECT TO RULE 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9  EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.10 FUTURE NEGOTIATIONS.

If at any time prior to termination of this Amendment the Custodian as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in this Amendment, the Custodian hereby agrees to negotiate with the fund in good faith with respect thereto.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES.

4.1  DEFINITIONS.

Terms used in this Article 4 and not defined below shall have the meanings ascribed them in the Contract or in this Amendment:

"Foreign Securities System" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Custodian.



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4.2  HOLDING SECURITIES.

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with and Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3  FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1     DELIVERY OF FOREIGN SECURITIES.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities Systems account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon sale of such foreign securities for the Fund in accordance with reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B), in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian (or such Foreign Sub-Custodian)) or for



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               exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with reasonable market practices in the country where such securities are held or traded; provided that in any such case the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)      in connection with the lending of foreign securities; and

     (xii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Foreign Assets shall be made.

     4.4.2.    PAYMENT OF FUND MONIES.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, moneys of the Fund in the following cases only:


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     (i)    upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, in accordance with reasonable market settlement practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

     (iii) for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vii)  in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3. Market Conditions; Market Information.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.



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 The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder and, provided further, that the Custodian shall in any event provide to the Board and to A I M Advisors, Inc. annually the following information and opinions with respect to the Board-approved countries listed on Schedule A:

      (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

      (ii)  summary of information regarding Foreign Securities Systems; and

      (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy-in practices, (e) foreign ownership limits, and (f) unique market arrangements.

4.5.  REGISTRATION OF FOREIGN SECURITIES.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.


4.6.  BANK ACCOUNTS.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside


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the United States on behalf of the Fund in a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7. COLLECTION OF INCOME.

The Custodian shall use reasonable commercial efforts to collect all dividends, income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event the Custodian or a Foreign Sub-Custodian must use measures beyond those which are customary in a particular country to collect such payments, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

4.8. SHAREHOLDER RIGHTS.

With respect to the foreign securities held under this Article 4, the Custodian will use commercially reasonable efforts to facilitate the exercise by the Fund of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may obtain in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.





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4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible consistent with prevailing market practice, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund as a Maryland corporation which is a "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12.    LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by Country Risk (as such term is defined in Article 3 hereof), regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities




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Depository, the Custodian shall be without liability for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other similar loss beyond the reasonable control of the Custodian or the Sub-Custodian.

The Custodian shall be liable to the Fund on account of any actions or omissions of any Foreign Sub-Custodian to the same extent as such Foreign Sub-Custodian shall be liable to the Custodian.

4.13.      USE OF TERM "FUND"; ASSETS AND LIABILITIES.

All references in this Article 4 or Article 3 of this Agreement to "Fund" shall mean the Fund, or a Portfolio of the Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of the Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Fund generally or the assets of any other Portfolio.





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III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.





WITNESSED BY:                         STATE STREET BANK AND TRUST
                                      COMPANY

/s/ MARC L. PARSONS                   By:  /s/ RONALD E. LOGUE
---------------------------                --------------------------
    Marc L. Parsons                        Name:  Ronald E. Logue
    Associate Counsel                      Title: Executive Vice President





WITNESSED BY:                         AIM SUMMIT FUND, INC.


/s/ P. MICHELLE GRACE                 By:  /s/ JOHN J. ARTHUR
---------------------------                --------------------------
Name:  P. Michelle Grace                   Name:  John J. Arthur
Title: Assistant Secretary                 Title: Senior Vice President

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                        SUBCUSTODIAN                              NON-MANDATORY DEPOSITORIES

Argentina                      Citibank, N.A.                            --

Australia                      Westpac Banking Corporation               --

Austria                        Erste Bank der Oesterreichischen          --
                               Sparkassen AG

Bahrain                        British Bank of the Middle East           --
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Bangladesh                     Standard Chartered Bank                   --

Belgium                        Generale de Banque                        --

Bermuda                        The Bank of Bermuda Limited               --

Bolivia                        Banco Boliviano Americano S.A.            --

Botswana                       Barclays Bank of Botswana Limited         --

Brazil                         Citibank, N.A.                            --

Bulgaria                       ING Bank N.V.                             --

Canada                         Canada Trustco Mortgage Company           --

Chile                          Citibank, N.A.                            --

People's Republic              The Hongkong and Shanghai                 --
of China                       Banking Corporation Limited,
                               Shanghai and Shenzhen branches

Colombia                       Cititrust Colombia S.A.                   --
                               Sociedad Fiduciaria



8/13/98

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY              SUBCUSTODIAN                     NON-MANDATORY DEPOSITORIES
Croatia              Privredna Banka Zagreb d.d       -

Cyprus               Barclays Bank Plc.               -
                     Cyprus Offshore Banking Unit

Czech Republic       Ceskoslovenska Obchodni          -
                     Banka, A.S.

Denmark              Den Danske Bank                  -

Ecuador              Citibank, N.A.                   -

Egypt                National Bank of Egypt           -

Estonia              Hansabank                        -

Finland              Merita Bank Limited              -

France               Banque Paribas                   -

Germany              Dresdner Bank AG                 -

Ghana                Barclays Bank of Ghana Limited   -

Greece               National Bank of Greece S.A.     The Bank of Greece,
                                                      System for Monitoring
                                                      Transactions in Securities
                                                      in Book-Entry Form

Hong Kong            Standard Chartered Bank          -

Hungary              Citibank Budapest Rt.            -

Iceland              Icebank Ltd.                     -


8/13/98                                                                        2

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY              SUBCUSTODIAN                          NON-MANDATORY DEPOSITORIES

India                Deutsche Bank AG                      -

                     The Hongkong and Shanghai
                     Banking Corporation Limited

Indonesia            Standard Chartered Bank               -

Ireland              Bank of Ireland                       -

Israel               Bank Hapoalim B.M.                    -

Italy                Banque Paribas                        -

Ivory Coast          Societe Generale de Banques           -
                     en Cote d'Ivoire

Jamaica              Scotiabank Jamaica Trust and          -
                     Merchant Bank Ltd.

Japan                The Daiwa Bank, Limited               Japan Securities
                                                           Depository Center

                     The Fuji Bank, Limited

Jordan               British Bank of the Middle East       -
                     (as delegate of The Hongkong and
                     Shanghai Banking Corporation Limited)

Kenya                Barclays Bank of Kenya Limited

Republic of Korea    The Hongkong and Shanghai             -
                     Banking Corporation Limited

Latvia               JSC Hansabank-Latvija                 -

Lebanon              British Bank of the Middle East       -
                     (as delegate of The Hongkong and
                     Shanghai Banking Corporation Limited)


8/13/98                                                                        3

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Lithuania                  Vilniaus Bankas AB                          -

Malaysia                   Standard Chartered Bank                     -
                           Malaysia Berhad

Mauritius                  The Hongkong and Shanghai                   -
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.                       -

Morocco                    Banque Commerciale du Maroc                 -

Namibia                    (via) Standard Bank of South Africa         -

The Netherlands            MeesPierson N.V.                            -

New Zealand                ANZ Banking Group                           -
                           (New Zealand) Limited

Norway                     Christiania Bank og                         -
                           Kreditkasse

Oman                       British Bank of the Middle East             -
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG                            -

Peru                       Citibank, N.A.                              -

Philippines                Standard Chartered Bank                     -

Poland                     Citibank (Poland) S.A.                      -
                           Bank Polska Kasa Opieki S.A.

Portugal                   Banco Comercial Portugues                   -


8/13/98                                                                        4

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                      SUBCUSTODIAN                             NON-MANDATORY DEPOSITORIES

Romania                      ING Bank N.V.                            -

Russia                       Credit Suisse First Boston AO, Moscow    -
                             (as delegate of Credit Suisse
                             First Boston, Zurich)

Singapore                    The Development Bank                     -
                             of Singapore Limited

Slovak Republic              Ceskoslovenska Obchodna                  -
                             Banka, A.S.

Slovenia                     Banka Creditanstalt d.d.                 -

South Africa                 Standard Bank of South Africa Limited    -

Spain                        Banco Santander, S.A.                    -

Sri Lanka                    The Hongkong and Shanghai                -
                             Banking Corporation Limited

Swaziland                    Standard Bank Swaziland Limited          -

Sweden                       Skandinaviska Enskilda Banken            -

Switzerland                  UBS AG                                   -

Taiwan - R.O.C.              Central Trust of China                   -

Thailand                     Standard Chartered Bank                  -

Trinidad & Tobago            Republic Bank Limited                    -

Tunisia                      Banque Internationale Arabe de Tunisie   -


8/13/98                                                                        5

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                       SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Turkey                        Citibank, N.A.                               -
                              Ottoman Bank

Ukraine                       ING Bank, Ukraine                            -

United Kingdom                State Street Bank and Trust Company,         -
                              London Branch

Uruguay                       Citibank, N.A.                               -

Venezuela                     Citibank, N.A.                               -

Zambia                        Barclays Bank of Zambia Limited              -

Zimbabwe                      Barclays Bank of Zimbabwe Limited            -

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)



8/13/98                                                                        6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

COUNTRY                            MANDATORY DEPOSITORIES

Argentina                          Caja de Valores S.A.

Australia                          Austraclear Limited

                                   Reserve Bank Information and
                                   Transfer System

Austria                            Oesterreichische Kontrollbank AG
                                   (Wertpapiersammelbank Division)

Belgium                            Caisse Interprofessionnelle de Depot et
                                   de Virement de Titres S.A.

                                   Banque Nationale de Belgique

Brazil                             Companhia Brasileira de Liquidacao e
                                   Custodia (CBLC)

                                   Bolsa de Valores de Rio de Janeiro
                                   All SSB clients presently use CBLC

                                   Central de Custodia e de Liquidacao
                                   Financeira de Titulos

                                   Banco Central do Brasil,
                                   Sistema Especial de Liquidacao de
                                   Custodia

Bulgaria                           Central Depository AD

                                   Bulgarian National Bank

Canada                             The Canadian Depository
                                   for Securities Limited

People's Republic                  Shanghai Securities Central Clearing and
of China                           Registration Corporation

                                   Shenzhen Securities Central Clearing
                                   Co., Ltd.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.



8/13/98                                                                        1

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


COUNTRY                            MANDATORY DEPOSITORIES

Croatia                            Ministry of Finance

                                   National Bank of Croatia

Czech Republic                     Strodisko cennych papira

                                   Czech National Bank

Denmark                            Vaerdipapicentralen (the Danish
                                   Securities Center)

Egypt                              Misr Company for Clearing, Settlement,
                                   and Central Depository

Estonia                            Eesti Vaartpaberite Keskdepositoorium

Finland                            The Finnish Central Securities
                                   Depository

France                             Societe Interprofessionelle
                                   pour la Compensation des
                                   Valeurs Mobilieres (SICOVAM)

Germany                            Deutsche Borse Clearing AG

Greece                             The Central Securities Depository
                                   (Apothetirion Titlon A E)

Hong Kong                          The Central Clearing and
                                   Settlement System

                                   Central Money Markets Unit

Hungary                            The Central Depository and Clearing
                                   House (Budapest) Ltd. (KELER)
                                   [Mandatory for Gov't Bonds only;
                                   SSB does not use for other securities]


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.



8/13/98                                                                        2

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES



COUNTRY                        MANDATORY DEPOSITORIES

India                          The National Securities Depository Limited

Indonesia                      Bank Indonesia

Ireland                        Central Bank of Ireland
                               Securities Settlement Office


Israel                         The Tel Aviv Stock Exchange Clearing
                               House Ltd.

                               Bank of Israel



Italy                          Monte Titoli S.p.A.

                               Banca d'Italia

Jamaica                        The Jamaican Central Securities Depository

Japan                          Bank of Japan Net System

Kenya                          Central Bank of Kenya

Republic of Korea              Korea Securities Depository Corporation

Latvia                         The Latvian Central Depository

Lebanon                        The Custodian and Clearing Center of
                               Financial Instruments for Lebanon
                               and the Middle East (MIDCLEAR) S.A.L.

                               The Central Bank of Lebanon

Lithuania                      The Central Securities Depository of Lithuania

Malaysia                       The Malaysian Central Depository Sdn. Bhd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


8/13/98                                                                        3

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                       MANDATORY DEPOSITORIES
                              Bank of Negara Malaysia,
                              Scripless Securities Trading and Safekeeping
                              System

Mauritius                     The Central Depository & Settlement
                              Co. Ltd.

Mexico                        S.D. INDEVAL, S.A. de C.V.
                              (Instituto para el Deposito de
                              Valores)

Morocco                       Maroclear
                              (pending publication of enabling legislation in the Moroccan government Gazette)

The Netherlands               Nederlands Central Instituut voor
                              Giraal Effectenverkeer B.V. (NECIGEF)

                              De Nederlandsche Bank N.V.

New Zealand                   New Zealand Central Securities
                              Depository Limited

Norway                        Verdipapirsentranlen (the Norwegian
                              Registry of Securities)

Oman                          Muscat Securities Market

Pakistan                      Central Depository Company of Pakistan Limited

Peru                          Caja de Valores y Liquidaciones S.A.
                              (CAVALI)

*  Mandatory depositories include entities for which use is mandatory as a     4
matter of law or effectively mandatory as a matter of market practice.



8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


COUNTRY                       MANDATORY DEPOSITORIES

Philippines                   The Philippines Central Depository, Inc.

                              The Registry of Scripless Securities
                              (ROSS) of the Bureau of the Treasury

Poland                        The National Depository of Securities
                              (Krajowy Depozyt Paplerow Wartosciowych)

                              Central Treasury Bills Registrar

Portugal                      Central de Valores Mobiliarios (Central)

Romania                       National Securities Clearing, Settlement and
                              Depository Co.

                              Bucharest Stock Exchange Registry Division

Singapore                     The Central Depository (Pte)
                              Limited

                              Monetary Authority of Singapore

Slovak Republic               Stredisko Cennych Papierov

                              National Bank of Slovakia

Slovenia                      Klirinsko Depotna Druzba d.d.

South Africa                  The Central Depository Limited

Spain                         Servicio de Compensacion y
                              Liquidacion de Valores, S.A.

                              Banco de Espana,
                              Central de Anotaciones en Cuenta

Sri Lanka                     Central Depository System

*  Mandatory depositories include entities for which use is mandatory as a     5
matter of law or effectively mandatory as a matter of market practice.


8/13/98

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


    COUNTRY                          MANDATORY DEPOSITORIES

                                     (Pvt) Limited

    Sweden                           Vardepapperscentralen AB
                                     (the Swedish Central Securities Depository)

    Switzerland                      Schweizerische Effekten - Giro AG

                                     INTERSETTLE

    Taiwan - R.O.C.                  The Taiwan Securities Central
                                     Depository Co., Ltd.

    Thailand                         Thailand Securities Depository
                                     Company Limited

    Tunisia                          Societe Tunisienne Interprofessionelle de
                                     Compensation et de Depot de
                                     Valeurs Mobilieres

                                     Central Bank of Tunisia

                                     Tunisian Treasury

    Turkey                           Takas ve Saklama Bankasi A.S.
                                     (TAKASBANK)

                                     Central Bank of Turkey

    Ukraine                          The National Bank of Ukraine

    United Kingdom                   The Bank of England,
                                     The Central Gilts Office and
                                     The Central Moneymarkets Office

    Uruguay                          Central Bank of Uruguay


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


8/13/98                                                                        6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


     COUNTRY                                  MANDATORY DEPOSITORIES

     Venezuela                                Central Bank of Venezuela

     Zambia                                   Lusaka Central Depository Limited

                                              Bank of Zambia







* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


8/13/98                                                                        7

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                 BRIEF DESCRIPTION
-------------------------------                 -----------------
(FREQUENCY)

The Guide to Custody in World Markets           An overview of safekeeping and settlement practices and
-------------------------------------           procedures in each market in which State Street Bank and
(annually)                                      Trust Company offers custodial services.

Global Custody Network Review                   Information relating to the operating history and structure of
-----------------------------                   depositories and subcustodians located in the markets in
(annually)                                      which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                             With respect to each market in which State Street Bank and
-------------------                             Trust Company offers custodial services, opinions relating to
(annually)                                      whether local law restricts (1) access of a fund's independent public accountants to books and records of a Foreign Sub-
                                                Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a
                                                Foreign Sub-Custodian or Foreign Securities System, (iii) the
                                                Fund's ability to recover in the event of a loss by a Foreign
                                                Sub-Custodian or Foreign Securities System, and (iv) the
                                                ability of a foreign investor to convert cash and cash
                                                equivalents to U.S. dollars.

Subcustodian Agreements                         Copies of the subcustodian contracts State Street Bank and
-----------------------                         Trust Company has entered into with each subcustodian in the
(annually)                                      markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly)                      Developments of interest to investors in the markets in which
                                                State Street Bank and Trust Company offers custodial
                                                services.

Foreign Custody Advisories (as
necessary):                                     With respect to markets in which State Street Bank and Trust
                                                Company offers custodial services which exhibit special
                                                custody risks, developments which may impact State Street's ability to deliver expected levels of service.